                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Earliest Event Reported: August 6, 1999



                               USDATA CORPORATION

-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                          0-25936               75-2405152

(State or other jurisdiction of     (Commission File Number)    (IRS Employer
incorporation or organization)                               Identification No.)




2435 North Central Expressway
Richardson, Texas                                               75080-2722
----------------------------------------                 -----------------------
(Address of principal executive offices)                       (Zip Code)



        Registrant's telephone number, including area code (972) 680-9700

ITEM 2.  ACQUISITION OF ASSETS.

         On August 6, 1999, USDATA Corporation ("USDATA"), through its newly formed wholly owned subsidiary Smart Shop Software, Inc. (Delaware) (the "Buyer"), completed the purchase of substantially all of the assets and the assumption of certain liabilities of Smart Shop Software, Inc. (Idaho) (the "Seller") for an aggregate consideration of approximately $8.2 million. The purchase was conducted pursuant to an Asset Purchase Agreement (the "Agreement"), dated as of July 29, 1999 and effective as of July 1, 1999, and entered into by and among USDATA, the Buyer, the Seller and James Dickman, Michael Maloof and Michelle Dickman (the "Shareholders"). A copy of the Agreement is attached as Exhibit 2.1. Under the terms of the Agreement, the Buyer purchased certain intellectual property rights, fixed assets, personal property and other general assets of the Seller. These assets were used by the Seller in connection with providing business software to "make-to-order" small and medium sized manufacturers. USDATA intends to continue these operations following the completion of the asset purchase. In exchange for purchasing these assets and assuming these liabilities, USDATA paid to the Seller cash in the amount of $6.4 million and issued an aggregate of 500,000 shares of USDATA's common stock to the Shareholders, which in the aggregate had a value of approximately $1.8 million, based on the closing price of USDATA's common stock on July 1, 1999.

         On August 6, 1999, USDATA sold 50,000 shares of convertible Series A preferred stock and 1,204,819 shares of common stock to Safeguard Delaware, Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc. and USDATA's largest stockholder, for an aggregate purchase price of $10,000,000 in cash. The purpose of this investment was to create and expand certain of USDATA's business operations, which will include in part the purchased assets and assumed liabilities.

         The purchase price for the assets was determined through negotiations conducted by representatives of USDATA and the Seller. There are no material relationships known to USDATA between the Seller, the Shareholders and USDATA or any of its affiliates, any director or any officer of USDATA or any associate of any such director or officer.

         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  (a) (b) The financial statements required by Item 7(a) and
Item 7(b) of Form 8-K will be filed pursuant to an amendment to Form 8-K no later than 75 days following the date of acquisition of the assets on August 6, 1999.

                  (c)      Exhibits

                  2.1 Asset Purchase Agreement, dated as of July 29, 1999, by and among USDATA Corporation, Smart Shop Software, Inc. (Delaware), Smart Shop Software, Inc. (Idaho) and James Dickman, Michael Maloof and Michelle Dickman.

                  99.1 Press Release, dated August 2, 1999, relating to the announcement of the transaction between USDATA Corporation, Smart Shop Software, Inc. (Delaware), Smart Shop Software, Inc. (Idaho) and James Dickman, Michael Maloof and Michelle Dickman.

                  99.2 Press Release, dated August 6, 1999, relating to the completion of the transaction between USDATA Corporation, Smart Shop Software, Inc. (Delaware), Smart Shop Software, Inc. (Idaho) and James Dickman, Michael Maloof and Michelle Dickman.

                  99.3 Press Release, dated August 10, 1999, announcing a $10 million investment in USDATA Corporation by Safeguard Scientifics, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

         Dated: August 16, 1999


                                                 USDATA Corporation


                                                 By: /s/ Robert Drury
                                                    ----------------------------
                                                 Name:   Robert Drury
                                                 Title:  Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit
Number            Description
-------           -----------

 2.1 Asset Purchase Agreement, dated as of July 29, 1999, by and among USDATA Corporation, Smart Shop Software, Inc.
                  (Delaware), Smart Shop Software, Inc. (Idaho) and James
                  Dickman, Michael Maloof and Michelle Dickman.

 99.1 Press Release, dated August 2, 1999, relating to the announcement of the transaction between USDATA Corporation, Smart Shop Software, Inc. (Delaware), Smart Shop Software,
                  Inc. (Idaho) and James Dickman, Michael Maloof and Michelle
                  Dickman.

 99.2 Press Release, dated August 6, 1999, relating to the completion of the transaction between USDATA Corporation, Smart Shop Software, Inc. (Delaware), Smart Shop Software,
                  Inc. (Idaho) and James Dickman, Michael Maloof and Michelle
                  Dickman.

 99.3 Press Release, dated August 10, 1999, announcing a $10 million investment in USDATA Corporation by Safeguard Scientifics,
                  Inc.